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EXHIBIT 11.1  STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

In accordance with the disclosure requirements of SFAS 128, a reconciliation of the numerator and denominator of basic and diluted EPS is provided below.

             (Unaudited and in thousands, except per share amounts)

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
                                                   Three Months Ended                 Six Months Ended
                                           -------------------------------    -------------------------------
Numerator - Basic and Diluted EPS:         June 30, 2000     June 30, 1999    June 30, 2000     June 30, 1999
                                           -------------     -------------    -------------     -------------
  Net income (loss)                          $ (1,235)         $    480         $ (5,109)         $ (3,186)
Denominator - Basic EPS:
  Common stock outstanding                     34,216            33,191           34,088            33,144
                                             --------          --------         --------          --------
Basic income (loss) per share                $  (0.04)         $   0.01         $  (0.15)         $  (0.10)
                                             ========          ========         ========          ========

Denominator - Diluted EPS:
  Denominator - basic EPS                      34,216            33,191           34,088            33,144
Effect of dilutive securities
  Common stock options                             --               995               --                --
                                             --------          --------         --------          --------
Diluted shares outstanding                     34,216            34,186           34,088            33,144
                                             --------          --------         --------          --------
Diluted income (loss) per share              $  (0.04)         $   0.01         $  (0.15)         $  (0.10)
                                             ========          ========         ========          ========
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